EXHIBIT 10.57

                             Form of Lease Agreement



                                 LEASE AGREEMENT


                       DATED AS OF ______________________


                                 BY AND BETWEEN


                         ------------------------------


                                  AS LANDLORD,


                                       AND

                     --------------------------------------,


                                    AS TENANT



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                                TABLE OF CONTENTS
                                                                                                               Page



ARTICLE 1 DEFINITIONS.............................................................................................1

ARTICLE 2 LEASED PROPERTY AND TERM...............................................................................15

     2.1 Leased Property.........................................................................................15

     2.2 Condition of Leased Property............................................................................16

     2.3 Fixed Term..............................................................................................17

     2.4 Renewal Term............................................................................................17

ARTICLE 3 RENT...................................................................................................17

     3.1 Rent....................................................................................................17

     3.2 Confirmation of Percentage Rent.........................................................................19

     3.3 Additional Charges......................................................................................20

     3.4 Payment of Impositions..................................................................................20

     3.5 Late Payment of Rent, Etc...............................................................................22

     3.6 Net Lease...............................................................................................22

ARTICLE 4 USE OF THE LEASED PROPERTY.............................................................................23

     4.1 Permitted Use...........................................................................................23

     4.2 Compliance with Legal/Insurance Requirements, Etc.......................................................24

     4.3 Environmental Matters...................................................................................25

ARTICLE 5 REPAIRS, MAINTENANCE AND REPLACEMENTS..................................................................26

     5.1 Repairs and Maintenance Costs Which Are Expensed........................................................26

     5.2 FF&E Reserve............................................................................................26

     5.3 Capital Expenditures....................................................................................29

     5.4 Ownership of Replacements...............................................................................30

     5.5 Tenant's Personal Property..............................................................................30

     5.6 Yield Up................................................................................................30

     5.7 Management Agreement....................................................................................31

ARTICLE 6 IMPROVEMENTS, ETC......................................................................................31

     6.1 Improvements to the Leased Property.....................................................................31

     6.2 Salvage.................................................................................................31

     6.3 Equipment Leases........................................................................................31

ARTICLE 7 LIENS..................................................................................................32

ARTICLE 8 PERMITTED CONTESTS.....................................................................................32

ARTICLE 9 INSURANCE..............................................................................................33

     9.1 Property Insurance......................................................................................33

     9.2 Operational Insurance...................................................................................33

     9.3 General Insurance Provisions............................................................................34

     9.4 Costs and Expenses......................................................................................35

     9.5 Waiver of Subrogation...................................................................................36

     9.6 Indemnification of Landlord.............................................................................36

ARTICLE 10 DAMAGE, REPAIR AND CONDEMNATION.......................................................................36

    10.1 Damage and Repair.......................................................................................36

    10.2 Condemnation............................................................................................37

ARTICLE 11 MORTGAGES, ETC........................................................................................38

    11.1 Mortgages...............................................................................................38

    11.2 Subordination, Non-Disturbance and Attornment...........................................................39

    11.3 Disbursement of Award...................................................................................40

    11.4 No Covenants, Conditions or Restrictions................................................................40

    11.5 Liens; Credit...........................................................................................40

    11.6 Amendments Requested by Mortgagee.......................................................................40

    11.7 Ground Leases...........................................................................................41

ARTICLE 12 DEFAULTS AND REMEDIES.................................................................................42

    12.1 Events of Default.......................................................................................42

    12.2 Remedies................................................................................................43

    12.3 Waiver of Jury Trial....................................................................................44

    12.4 Application of Funds....................................................................................44

    12.5 Landlord's Right to Cure Tenant's Default...............................................................44

    12.6 Good Faith Dispute......................................................................................45

ARTICLE 13 HOLDING OVER..........................................................................................45

ARTICLE 14 LANDLORD'S NOTICE OBLIGATIONS; LANDLORD DEFAULT.......................................................45

    14.1 Landlord Notice Obligation..............................................................................45

    14.2 Landlord's Default......................................................................................45

    14.3 Tenant's Right to Cure..................................................................................46

ARTICLE 15 TRANSFERS BY LANDLORD.................................................................................46

    15.1 Transfer of Leased Property.............................................................................46

ARTICLE 16 SUBLETTING AND ASSIGNMENT.............................................................................47

    16.1 Subletting and Assignment...............................................................................47

    16.2 Required Sublease Provisions............................................................................47

    16.3 Permitted Sublease and Assignment.......................................................................48

    16.4 Sublease Limitation.....................................................................................48

ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS........................................................49

    17.1 Estoppel Certificates...................................................................................49

    17.2 Accounting, Distributions and Annual Reconciliation.....................................................49

    17.3 Books and Records.......................................................................................50

    17.4 Accounts, Expenditures..................................................................................50

    17.5 Business Plan...........................................................................................50

ARTICLE 18 LANDLORD'S RIGHT TO INSPECT...........................................................................52

ARTICLE 19 EXPERT DECISIONS......................................................................................52

ARTICLE 20 MISCELLANEOUS.........................................................................................53

    20.1 Limitation on Payment of Rent...........................................................................53

    20.2 No Waiver...............................................................................................53

    20.3 Remedies Cumulative.....................................................................................53

    20.4 Severability............................................................................................53

    20.5 Acceptance of Surrender.................................................................................53

    20.6 No Merger of Title......................................................................................54

    20.7 Conveyance by Landlord..................................................................................54

    20.8 Quiet Enjoyment.........................................................................................54

    20.9 Memorandum of Lease.....................................................................................54

   20.10 Notices.................................................................................................54

   20.11 Construction; Nonrecourse...............................................................................55

   20.12 Counterparts; Headings..................................................................................56

   20.13 Applicable Law, Etc.....................................................................................56

   20.14 Right to Make Agreement.................................................................................56

   20.15 Disclosure of Information...............................................................................57


                                                          EXHIBITS

                  Exhibit A         -       Minimum Rent

                  Exhibit B         -       The Ground Leasehold Estates

                  Exhibit C         -       The Ground Leases

                  Exhibit D         -       Percentage Rent Provisions

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is entered into as of this _______ day of ___, _____, by and between ___________________________, as landlord ("Landlord"), and
________________________________, as tenant ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord is the owner of the Ground Leasehold Interests (the "Ground Leasehold Estates") in the real property lying and being situate in _____________, State of __________ described on Exhibit B hereof (the "Leasehold Land") pursuant to the ground leases and sublease ("the Ground Leases") described on Exhibit C hereof and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and other improvements now or hereafter located thereon (the "Leasehold Improvements"), which Ground Leasehold Estates, Leasehold Land and Leasehold Improvements are part of the Leased Property (this and other capitalized terms used and not otherwise defined herein having the meaning described as such terms);

         WHEREAS, Landlord has agreed to lease the Leased Property to Tenant and Tenant has agreed to lease the Leased Property from Landlord, all subject to and upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                              ARTICLE 1 DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Accounting Period" shall mean each calendar month.

         "Accounting Period Statement" shall have the meaning given such term in
Section 17.2

         "Additional Charges" shall have the meaning given such term in Section 3.3.

         "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership,
(b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

         "Agreement" shall mean this Lease Agreement, including all Exhibits hereto, as it and they may be amended from time to time as herein provided.

         "Applicable Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

         "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

         "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the State of Florida or the State of Maryland are authorized by law or executive action to close.

         "Building Estimate" shall have the meaning given such term in Section 5.3.

         "Business Plan" shall have the meaning given such term in Section 17.5.

         "Capital Expenditure" shall mean the expenses necessary for non-routine, major repairs, alterations, improvements, renewals, replacements, and additions to the Hotel including, without limitation, to the structure, the exterior facade (excluding painting) and all of the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of the Hotel building, together with all other expenditures which are classified as "capital expenditures" under generally-accepted accounting principles. Capital Expenditures shall not include Routine Capital Expenditures.

         "Chain Services" shall mean certain services that are furnished generally on a central or system-wide basis to other hotels in the ____________ System.

         "Claim" shall have the meaning given such term in Article 8.

         "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

         "Commencement Date" shall mean the date of this Agreement.

         "Condemnation" shall mean (a) the exercise of any governmental power with respect to the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

         "Condemnor" shall mean any public or quasi-public authority, or Person having the power of Condemnation.

         "Controlling Interest" shall mean (a) as to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Entity (through ownership of such shares or by contract), and (b) as to an Entity not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Entity.

         "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

         "Deduction" shall mean the following expenses incurred by Manager in operating the Hotel:

(a) the cost of sales, including, without limitation, compensation, benefits and related administration costs, payroll taxes, ERISA-related liabilities and other costs related to employees of Manager (or one of its Affiliates) who are working for the benefit of the Hotel; provided that the foregoing costs shall not include the salary and other employee costs of Manager's corporate executive staff who are located at Manager's corporate headquarters;

(b) departmental expenses incurred at departments within the Hotel; administrative and general expenses; the cost of marketing incurred by the Hotel; advertising and business promotion incurred by the Hotel; heat, light, and power; computer line charges; and routine repairs, maintenance and minor alterations treated as Deductions under Section 5.1;

(c) the cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

(d)      a  reasonable   reserve  for  uncollectible   accounts   receivable  as
         determined by Manager;

(e) all costs and fees of independent professionals or other third parties who are retained by Manager to perform services required or permitted hereunder;

(f) all costs and fees of technical consultants, professionals and operational experts (but not including the costs of the Expert, which will be assessed in accordance with Section 19.2) who are retained or employed by Manager, ___________, and their Affiliates for specialized services (including, without limitation, quality assurance inspectors, personnel providing architectural, technical or procurement services for the Hotel, tax consultants, and personnel providing legal services in connection with matters directly involving the Hotel) and the cost of attendance by employees of the Hotel at training and manpower development programs designated by Manager;

(g)      the Base Management Fee;

(h)      insurance costs and expenses as provided in Section 9.1;

(i) taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager's operation of the Hotel (exclusive of Manager's income taxes or franchise taxes);

(j)      all Impositions;

(k)      the amount of any transfers into the FF&E Reserve required  pursuant to
         Section 5.2;

(l) the Hotel's share of costs and expenses incurred in connection with sales, advertising, promotion and marketing programs developed for the _______________ System, including guest loyalty and recognition programs and the _______________ Program, where such expenses are not deducted as departmental expenses under paragraph 2 above or as Chain Services pursuant to paragraph 13 below, provided that such costs and expenses are allocated in a fair and reasonable basis among all hotels benefiting from such activities;

(m)      the Hotel's share of the charges for Chain Services;

(n) all costs and expenses of compliance by Manager with applicable Legal Requirements pertaining to the operation of the Hotel;

(o) the Hotel's pro rata share of costs and expenses (including those relating to development and implementation) incurred in connection with providing services to multiple hotels and/or other facilities in substitution for or in association with services that are or would have been performed or procured by individual hotels, which may be more effectively performed on a shared or group basis;

(p)      rent and other payments under the Ground Leases.

(q) such other costs and expenses incurred by Manager (either at the Hotel or elsewhere) as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotel.

                  The term "Deductions" shall not include: (a) debt service payments pursuant to any Mortgage on the Hotel; (b) payments pursuant to equipment leases or other forms of financing obtained for the FF&E located in or connected with the Hotel, unless Manager and Owner have previously given their respective written consent to such equipment lease and/or financing; (c) rental payments pursuant to any ground lease affecting the Leased Property, other than the Ground Leases; or (d) depreciation on the Hotel or any of its contents. All of the foregoing items listed in this paragraph shall be paid by Tenant from its own funds.

         "Default" shall mean any event or condition existing which with the giving of notice and/or lapse of time would ripen into an Event of Default.

         "Distribution" shall mean (a) any declaration or payment of any dividend (except dividends payable in common stock of Tenant) on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any cash distributions in respect of any partnership or membership interests in Tenant, if Tenant is a partnership or limited liability company, (b) any purchase, redemption retirement or other acquisition of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any purchase, redemption, retirement or other acquisition of any partnership or membership interests in Tenant, if Tenant is a partnership or limited liability company, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any other distribution in respect of any partnership or membership interests in Tenant, if Tenant is a partnership or a limited liability company, or (d) any return of capital to shareholders of Tenant, if Tenant is a corporation, or any return of capital to partners or members in Tenant, if Tenant is a partnership or limited liability company.

         "Emergency Requirements" shall mean any of the following events or circumstances: (a) an emergency threatening the Hotel, or the life or property of its guests, invitees or employees; (b) a Legal Requirement; (c) a condition, the continuation of which would subject Tenant, Manager and/or Owner to civil or criminal liability; or (d) a Force Majeure event that prevents Tenant from leasing, or Manager from managing or operating the Hotel pursuant to System Standards.

         "Encumbrance" shall have the meaning given such term in Section 20.1.

         "Entity" shall mean any corporation, general or limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other association or entity.

         "Environment" shall mean soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

         "Environmental Laws" shall have the meaning given such term in Section 4.3

         "Environmental  Obligation"  shall have the meaning  given such term in
Section 4.3.1.

         "Event of Default" shall have the meaning given such term in Section 12.1.

         "Existing  CC&R's"  shall have the  meaning  given such term in Section
11.4.

         "Expert" shall mean an independent, nationally recognized hotel consulting firm or individual who is qualified to resolve the issue in question, and who is appointed in each instance by agreement of the parties or, failing agreement, each party shall select one (1) such nationally recognized consulting firm or individual and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. Each party agrees that it shall not appoint an individual as an Expert hereunder if the individual is, as of the date of appointment or within six (6) months prior to such date, employed by such party, either directly or as a consultant, in connection with any other matter. In the event that either party calls for an Expert determination pursuant to the terms hereof, the parties shall have ten (10) days from the date of such request to agree upon an Expert and, if they fail to agree, each party shall have an additional ten (10) days to make its respective selection of a firm or individual, and within ten (10) days of such respective selections, the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. If either party fails to make its respective selection of a firm or individual within the ten (10) day period provided for above, then the other party's selection shall be the Expert. Also, if the two (2) respective firms and/or individuals so selected shall fail to select a third nationally recognized consulting firm or individual to be the Expert, then such Expert shall be appointed by the American Arbitration Association and shall be a qualified person having at least ten (10) years recent professional experience as to the subject matter in question. Prior to the actual occurrence of a dispute hereunder, upon request by either party, the parties shall in good faith select and agree upon the firm or individual who will perform the duties of the Expert hereunder with respect to one, some or all of the issues that may be referred to an Expert pursuant to the provisions of this Agreement; provided that at any time after such pre-approval of an Expert, upon the request of either party based upon a reasonable objection to such Expert, the parties shall in good faith discuss the replacement of such Expert with respect to one, some or all of the issues that may be referred to such Expert hereunder.

         "FAS" shall mean all items included within "Property and Equipment" under the Uniform System of Accounts, including, but not limited to, linen, china, glassware, tableware, uniforms and similar items, whether used in connection with public space or guest rooms.

         "FF&E Reserve" shall have the meaning given such term in Section 5.2.

         "FF&E Estimate" shall have the meaning given such term in Section 5.2.

         "First Tier Gross Revenues Break Point" shall mean the amount of Gross Revenues for the applicable Lease Year corresponding to such term as set forth on Exhibit D.

         "First Tier Gross Revenue Percentage" shall mean the percentage corresponding to such term as set forth on Exhibit D.

         "Fiscal Quarter" shall mean, with respect to the first, second and third quarter of any Fiscal Year, Accounting Periods one (1) through three (3), four (4) through six (6) and seven (7) through nine (9), respectively, of such Fiscal Year and, with respect to the fourth quarter of any Fiscal Year, Accounting Periods ten (10) through twelve (12) of such Fiscal Year.

         "Fiscal Year" shall mean each fiscal year of Manager, each such fiscal year to consist of twelve Accounting Periods and which, as of the Commencement Date, commences at midnight on January 1 and ends on December 31 of each calendar year. Any partial Fiscal Year between the Commencement Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. If Manager shall, for a bona fide business reason, change its Fiscal Year during the Term, appropriate adjustments, if any, shall be made with respect to the timing of certain accounting and reporting requirements of this Agreement; provided, however, that, in no event shall any such change or adjustment increase or reduce any monetary obligation under this Agreement.

         "Fixed Term" shall have the meaning given such term in Section 2.3.

         "Fixtures" shall have the meaning given such term in Section 2.1(e).

         "Force Majeure Event" means any circumstance caused by any of the following: strikes, lockouts; acts of God; civil commotion; fire or any other casualty; governmental action (including revocation or refusal to grant any required license or permit where such revocation or refusal is not due to the fault of the party affected thereby); or other similar cause or circumstance which is not in the reasonable control of either party hereto. Neither lack of financing nor general economic and/or market factors is a Force Majeure Event.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Tenant and reasonably satisfactory to Tenant (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Any dispute regarding the selection of the Substitute Index or the adjustments to be made thereto shall be settled by the Expert in accordance with Article 19. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator," or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Effective Date occurred.

         "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any County or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Property or any portion thereof or the Hotel operated thereon.

         "Gross Revenues" shall mean all revenues and receipts of every kind derived from operating the Hotel and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from rental of guest rooms, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires) income from vending machines; income from parking; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: any rent received by the Hotel pursuant to the provisions of the Office Space Lease and Sales and Marketing Agreement gratuities to employees of the Hotel; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF&E; interest received or accrued with respect to the funds in the FF&E Reserve or the other operating accounts of the Hotel; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); or any proceeds from any sale of the Hotel or from the refinancing of any debt encumbering the Hotel.

         "Ground Leasehold Estates" shall have the meaning given such term in the preambles to this Agreement.

         "Ground Leases" shall have the meaning given such term in the preambles to this Agreement.

         "Hazardous Materials" shall have the meaning given such term in Section 4.3.

         "Hotel" shall mean the hotel being operated on the Leased Property.

         "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

         "Impositions" shall mean collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay (i) any tax based on net income, net worth or capital imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax (from any source other than the rent received by Landlord from Tenant), or similar taxes as the same relate to or are imposed upon Landlord, except to the extent that any tax, assessment, tax levy or charge that would otherwise be an Imposition under this definition which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or (ii) preceding is levied, assessed or imposed expressly in lieu thereof, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.4, (vi) any Impositions imposed on Landlord that are a result of Landlord not being considered a "United States person" as defined in
Section 7701(a)(30) of the Code, (vii) any Impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any Impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement entered into by Landlord governing Landlord's conduct or operation or as a result of the negligence or willful misconduct of Landlord.

         "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

         "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All-Cities, All Items (November 1996 = 100), as published by the Bureau of Labor Statistics or, in the event publication thereof ceases, by reference to whatever index then published by the United States Department of Labor at that time is most nearly comparable as a measure of general changes in price levels for urban areas, as reasonably determined by Landlord and Tenant.

         "Institutional Lender" shall mean a foreign or domestic commercial bank, trust company, savings bank, savings and loan association, life insurance company, real estate investment trust, pension trust, pension plan or pension fund, a public or privately-held fund engaged in real estate and/or corporate lending, or any other financial institution commonly known as an institutional lender (or any Affiliate thereof) having a minimum paid up capital (or net assets in the case of a pension fund) of ____________________ Million Dollars ($_________________).

         "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant or the Leased Property.

         "Insurance Retention" shall have the meaning given such term in Section 9.4(c).

         "Interest Rate" shall mean an annual rate of interest equal to, as of the date of determination, the per annum rate for ten (10) year U.S. Treasury Obligations as published in the Wall Street Journal, plus two hundred (200) basis points.

         "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, including, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expenses, supplies and similar items.

         "Landlord" shall mean ________________ and shall include its permitted successors and assigns.

         "Landlord Default" shall have the meaning given such term in Section 14.2.

         "Landlord Liens" shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner (other than Tenant) of a direct or indirect interest in the Leased Property, or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property; provided, however, that "Landlord Lien" shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

         "Lease Year" shall mean any Fiscal Year during the Term and any partial Fiscal Year at the beginning or end of the Term.

         "Leased Improvements" shall have the meaning given such term in Section 2.1(b).

         "Leased Intangible Property" shall mean all intangible property (as defined herein) acquired by Landlord with respect to the Leased Property.

         "Leased Personal Property" shall mean all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property.

         "Leased  Property"  shall have the  meaning  given such term in Section
2.1.

         "Leasehold Improvements" shall have the meaning given such term in the Preambles of this Agreement.

         "Leasehold Land" shall have the meaning given such term in the Preambles of this Agreement.

         "Legal Requirements" shall mean all federal, state, County, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate the Leased Property for its Permitted Use, and (b) all covenants, agreements, declarations, restrictions and encumbrances contained in any instruments at any time in force affecting the Leased Property as of the date hereof, or to which Tenant has consented or required to be granted pursuant to Applicable Laws, including those which may (i) require material repairs, modifications or alterations in or to the Leased Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord's or any Affiliated Person of Landlord's status as a real estate investment trust.

         "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

         "Loan Agreement" shall mean that certain Loan Agreement by and between ____________________, Landlord's sole Limited Partner, and _____ dated as of
______________.

         "Management Agreement" shall mean any agreement entered into by Tenant and Manager with respect to the management and operation of the Leased Property, as the same may be amended from time to time.

         "Manager" shall mean ________________________________.

         "Major Capital  Expenditures" shall have the meaning given such term in
Section 5.1.3(a).

         "Mezzanine   Loans"   shall   mean  the  loans   from   __________   to
___________________ Landlord's sole Limited Partner, as contemplated by and made pursuant to the Loan Agreement.

         "Minimum Rent" shall mean, with respect to each Accounting Period, the sum set forth on Exhibit A, subject to adjustment pursuant to the terms of this Agreement.

         "Minor Casualty" shall mean any fire or other casualty which results in damage to the Hotel and/or its contents, to the extent that the total cost (in Tenant's reasonable judgment) of repairing and/or replacing of the damaged portion of the Hotel to the same condition as existed previously does not exceed the dollar amount of ____________________, said dollar amount to be adjusted by the GDP Deflator.

         "Mortgage" shall mean any mortgage, deed of trust, or security document encumbering the Hotel and/or the Site or related to the ownership or operation of the Hotel.

         "Mortgagee" shall mean the holder of any Mortgage.

         "Notice" shall mean a notice given in accordance with Section 22.10.

         "Operating Loss" shall mean a negative Operating Profit.

         "Operating Profit" shall mean, with respect to any given period of time, the excess of Gross Revenues over Deductions (each calculated in accordance with this Agreement and the Uniform System of Accounts).

         "Owner Agreement" shall mean the Owner Agreement pertaining to the Leased Property, dated as of the date hereof, among Landlord, Manager and Tenant, as the same may be amended from time to time.

         "Parent" shall mean, with respect to any Person, any Person which directly, or indirectly through one or more Subsidiaries or Affiliated Persons,
(a) owns fifty-one percent (51%) or more of the voting or beneficial interest in, or (b) otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         "Partnership Agreement" shall mean the Limited Partnership Agreement of
________________.

         "Percentage Rent" shall have the meaning given such term in Section 3.1(b).

         "Period Revenues Computation" shall have the meaning given such term in
Section 3.1(b).

         "Permitted Encumbrances" shall mean all rights, restrictions, and easements of record set forth on Schedule B to the applicable leasehold owner's title insurance policy issued to Landlord on the date hereof, plus any other such encumbrances as may have been consented to in writing by Landlord from time to time.

         "Permitted Use" shall mean any use of the Leased Property permitted pursuant to Section 4.1.1(a) or (b).

         "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available, which are used by Tenant and Manager in connection with the property management system, the reservation system and all future electronic systems developed by Tenant or Manager or any Affiliated Person of Tenant or Manager for use in the Hotel, (b) all manuals, brochures and directives used by Tenant or Manager at the Hotel regarding the procedures and techniques to be used in operating the Hotel, (c) customer lists, and (d) employee records which must remain confidential either under Legal Requirements or under reasonable corporate policies of Tenant, Manager or any Affiliated Person as to Tenant.

         "Qualified Mortgage" shall have the meaning given such term in Section 11.1.

         "Re-letting Expenses" shall have the meaning given such term in Section 12.2.

         "Rent" shall mean, collectively, the Minimum Rent, Percentage Rent and Additional Charges.

         "Renewal Terms" shall have the meaning given such term in Section 2.4.

         "Room Revenues" shall mean gross revenue from the rental of guest rooms at the Leased Property, whether to individuals, groups or transients, determined in a manner consistent with the Uniform System of Accounts and excluding the following:

                  (a) The amount of all credits, bad debt written off, rebates or refunds to customers, guest or patrons; and

                  (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

                  (c) Any fees collected for amenities including, but not limited to telephone, laundry, movies or concessions.

         "Routine Capital Expenditures" shall mean certain routine, non-major expenditures which are classified as "capital expenditures" under generally-accepted accounting principles, but which will be funded from the FF&E Reserve (pursuant to Section 5.2), rather than pursuant to the provisions of
Section 5.3. Routine Capital Expenditures consist of the following types of expenditures: exterior and interior repainting; resurfacing building walls and floors; resurfacing parking areas; replacing folding walls; and miscellaneous similar expenditures (all such types of expenditures to be in accordance with Manager's policies as then generally implemented throughout the ____________ System).

         "SEC" shall mean the Securities and Exchange Commission.

         "Second Tier Gross Revenues Break Point" shall mean the amount of Gross Revenues for the applicable Lease Year corresponding to such term as set forth on Exhibit D.

         "Second Tier Gross Revenue Percentage" shall mean the percentage corresponding to such term as set forth on Exhibit D.

         "Senior Lender" shall mean __________________________.

         "Senior   Loan"  shall  mean  that   certain  loan  in  the  amount  of
$________________________ from Senior Lender to Landlord.

         "Senior Loan Documents" shall mean those documents from Landlord and/or Tenant in favor of Senior Lender to evidence and secure the Senior Loan, including but not limited to: that certain Leasehold Deed of Trust, Security Agreement, Financing Statements, Fixture Filing and Assignments of Leases and Rents; Assignment of Leases and Rents, and the Promissory Note evidenced and secured by the foregoing.

         "State" shall mean the State of _________.

         "Subsidiary" shall mean, with respect to any Person, any Entity in which such Person directly, or indirectly through one or more Subsidiaries or Affiliated Persons, (a) owns fifty-one percent (51%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

         "System Standards" shall mean any one or more (as the context requires) of the following three (3) categories of standards: (a) operational standards (for example, services offered to guests, quality of food and beverages, cleanliness, staffing and employee compensation and benefits, Chain Services, frequent traveler programs such as the _______________ Program and other similar programs, etc.); (b) physical standards (for example, quality of the Hotel, FF&E, and Fixed Asset Supplies, frequency of FF&E replacements, etc.); and (c) technology standards (for example, those relating to software, hardware, telecommunications, systems security and information technology); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other resort hotels in the ______________ System, and shall include all services and facilities in connection therewith that are customary and usual at comparable hotels in the ____________ System.

         "Tenant" shall mean  ______________________________,  and shall include its permitted successors and assigns.

         "Tenant's Personal Property" shall mean all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such property, except items, if any, included within the category of Fixtures, and also including all motor vehicles, Inventories, FAS and any other tangible personal property of Tenant acquired by Tenant at its election and with its own funds on and after the date hereof and located at the Leased Property or used in Tenant's business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Proprietary Information.

         "Term" shall mean, collectively, the Fixed Term and the Renewal Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

         "Third Tier Gross Revenue Break Point" shall mean the amount of Gross Revenues for the applicable Lease Year corresponding to such term as set forth on Exhibit D.

         "Third Tier Gross Revenue Percentage" shall mean the percentage corresponding to such term as set forth on Exhibit "D".

         "Total Casualty" shall mean any fire or other casualty which results in damage to the Hotel and its contents to the extent that the total cost of repairing and/or replacing the damaged portion of the Hotel to the same condition as existed previously would be thirty percent (30%) or more of the then total replacement cost of the Hotel.

         "Uniform System of Accounts" shall mean Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

         "Working Capital" shall mean funds that are used in the day-to-day operation of the business of the Hotel, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, amounts deposited in operating bank accounts, receivables, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

                                   ARTICLE 2
                            LEASED PROPERTY AND TERM

         2.1 Leased Property.

         Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in and to all of the following (collectively, the "Leased Property"):

                  (a) the Leasehold Land and Leasehold Improvements;

                  (b) the Ground Leasehold Estates;

                  (c) all buildings, structures, other improvements and appurtenances of every kind including, but not limited to, the Hotel, the alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking garage and parking areas and roadways appurtenant to such buildings and structures presently situated upon the Leasehold Land (collectively, the "Leased Improvements");

                  (d) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

                  (e) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures");

                  (f) all of the Leased Intangible Property; and

                  (g) any and all leases of space (including any security deposits held by Tenant pursuant thereto) in the Leased Improvements to tenants thereof.

         2.2  Condition  of Leased  Property.

         Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts and will accept the Leased Property in its "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title, contractors and materialmen for breaches of warranties or representations or for latent defects in the Leased Property. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees) incurred by Landlord in connection with such cooperation.

         2.3 Fixed Term.

         The initial term of this Agreement (the "Fixed Term") shall commence on the Commencement Date and shall expire on the fifth anniversary of the last day of the month in which the Commencement Date occurs unless sooner terminated in accordance with the provisions hereof.

         2.4 Renewal Term.

         Provided that no Event of Default shall have occurred and be continuing, this Agreement shall automatically extend for five (5) renewal terms of five (5) years each (each such renewal a "Renewal Term") unless Tenant elects, by providing Notice to Landlord not sooner than 30 months and no later than 9 months prior to the scheduled expiration of the Term of this Agreement or the previous Renewal Term, as applicable, to terminate this Agreement upon the expiration of the then current Term. Any such Notice to terminate shall, if given, be irrevocable, but Tenant's failure to terminate shall not preclude Landlord from exercising any of its rights to terminate this Agreement in accordance with the terms hereof.

         Each Renewal Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Renewal Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Renewal Term. Tenant shall have no right to extend the Term beyond the expiration of the Renewal Term. If Tenant does not give Notice that it elects to extend the Term in accordance with this Section 2.4, this Agreement shall automatically terminate at the end of the Term then in effect and Tenant shall have no further option to extend the Term of this Agreement.

                                    ARTICLE 3
                                      RENT

         3.1 Rent.

         Tenant shall pay or cause Manager to pay to Landlord, by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Rent during the Term as follows:

                  (a) For the first Fiscal Year of the Term (i.e., the period from the Commencement Date through December 31, 2001), Tenant shall pay as and for Rent, percentage rent ("Percentage Rent") calculated for each calendar quarter, equal to _________ of Gross Revenues through the end of such calendar quarter, which amount shall be payable quarterly in arrears, on or before the twentieth (20th) day of the subsequent calendar quarter.

                  (b) For the second Fiscal Year of the Term (i.e., 2002), Tenant shall pay as and for Rent, Percentage Rent calculated for each calendar quarter, equal to _________ of Gross Revenues through the end of such calendar quarter, which amount shall be payable quarterly in arrears, on or before the twentieth (20th) day of the subsequent calendar quarter.

                  (c) Commencing with the Third Fiscal Year, the Rent payable in each calendar quarter shall equal the greater of:

                           (i) the amount of Minimum Rent set forth on Exhibit A
                  ("Minimum Rent") which shall be payable quarterly in arrears on or before the twentieth (20th) business day of the subsequent calendar quarter; provided, however, that Minimum Rent shall be prorated as to any Lease Year which is less than four quarters and as to any partial calendar quarters, or months and as to any partial calendar months; or

                           (ii) an amount of  Percentage  Rent,  calculated  for
                  each calendar quarter, equal to the aggregate of the Period Revenues Computation, through the end of such calendar quarter, which amount shall be payable quarterly in arrears, on or before the twentieth (20th ) day of the subsequent calendar quarter.

         The Period Revenues Computation shall be an amount equal to the sum of, for the applicable Lease Year, (1) an amount equal to the First Tier Gross
Revenue Percentage of all Lease Year to date Gross Revenues up to (but not exceeding) the First Tier Gross Revenues Break Point, (2) an amount equal to the Second Tier Gross Revenue Percentage of all Lease Year to date Gross Revenues in excess of the First Tier Gross Revenues Break Point not exceeding the Second Tier Gross Revenues Break Point, (3) an amount equal to the Third Tier Gross Revenue Percentage of all Lease Year to date Gross Revenues in excess of the Second Tier Gross Revenues Break Point, (4) an amount equal to the Fourth Tier Gross Revenue Percentage of all Lease Year to date Gross Revenues in excess of the Third Tier Gross Revenues Break Point, minus, in each case, the aggregate of Period Revenues Computations for each previous calendar quarter in such Lease Year (if any).

         Landlord and Tenant expressly acknowledge and agree that (1) the threshold and percentages for establishing Percentage Rent, including those with respect to Period Revenues Computation, are set out on Exhibit "D" to this Agreement (2) the determination of Percentage Rent shall be made with respect to the Fixed Term and separately with respect to the Extended Terms.

         The amount of Minimum Rent payable for the each calendar quarter of a Lease Year shall equal the annual amount of Minimum Rent multiplied by a fraction, the numerator of which is the amount of the Tenant's budgeted Gross Revenues for such calendar quarter and the denominator of which is the amount of the Tenant's budgeted Gross Revenues for such Lease Year. There shall be no reduction in Minimum Rent regardless of the result of the Period Revenues Computation. Provided, however, Rent shall be "trued up" for each quarter during the Term, such that Rent payable hereunder shall in each Lease Year equal the greater of Minimum Rent or Percentage Rent, as the same is aggregated from quarter to quarter within each such Lease Year.

         If the Term begins or ends in the middle of a calendar year, then the number of calendar quarters falling within the Term during such calendar year shall constitute a separate Lease Year. In that event, the First Tier Gross Revenues Break Point and the Second Tier Gross Revenues Break Point shall be multiplied by a fraction equal to (x) the number of calendar quarters (including partial calendar quarters) in the Lease Year divided by (y) four.

                  (d) Tenant shall deliver to Landlord a Certificate from an Officer of Tenant or Manager (an "Officer's Certificate") with each Percentage Rent payment setting forth the calculation of the Percentage Rent payment for the most recently completed calendar quarter of each Lease Year in the Term and Percentage Rent year to date through such recently completed calendar quarter. Percentage Rent shall be subject to confirmation and adjustment, if applicable, as set forth in Section 3.2.

         The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, shall be made not later than 60 days after such expiration or termination date.

         3.2 Confirmation of Percentage Rent.

         Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System of Accounts, that will accurately record all data necessary to compute Percentage Rent, and Tenant shall retain, for at least five (5) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all data necessary to conduct Landlord's Audit and to compute Percentage Rent for the applicable Lease Year. Landlord shall have the right, for a period of two (2) years following each Lease Year, from time to time, by its accountants or representatives, to audit such information in connection with Landlord's Audit, and to examine all Tenant's records (including supporting data and sales and excise tax returns) reasonably required to complete Landlord's Audit and to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any Landlord's Audit discloses a deficiency in the payment of Percentage Rent, and either Tenant agrees with the results of Landlord's Audit or the matter is otherwise determined or compromised, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Interest Rate from the date when said payment should have been made to the date of payment thereof. If any Landlord's Audit discloses a deficiency in the determination or reporting of Gross Revenue, which, as finally agreed or determined, exceeds three percent (3%), Tenant shall pay the costs of the portion of Landlord's Audit allocable to the determination of such Revenues (the "Revenue Audit"). Any proprietary information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation or arbitration between the parties and except further that Landlord may disclose such information to prospective lenders, investors and underwriters and to any other persons to whom disclosure is necessary to comply with applicable laws, regulations and government requirements. The obligations of Tenant contained in this Section shall survive the expiration or earlier termination of this Lease. Any dispute as to the existence or amount of any deficiency in the payment of Percentage Rent as disclosed by Landlord's Audit shall, if not otherwise settled by the parties, be submitted to arbitration pursuant to the provisions of Article 19.

         3.3 Additional Charges.

         In addition to the Minimum Rent and Percentage Rent, (a) Tenant also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Tenant assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (a) of this Section 3.3, Tenant also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charge(s)"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent. If any installment of Minimum Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Landlord) shall not be paid on its due date, Tenant will pay Landlord within ten
(10) days of demand, as Additional Charges, an amount equal to the interest computed at the Interest Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges to Landlord pursuant to the requirements of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Landlord shall pay the same from monies received from Tenant.

         3.4 Payment of Impositions.

         Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file all tax returns and pay all taxes due in respect of Landlord's net income, gross receipts (from any source other than the Rent received by Landlord from Tenant), sales and use, single business, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have been declared by Landlord and be continuing, any such refund shall be paid over to or retained by Landlord. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file or cause to be filed by Manager, all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns for property covered by this Agreement and/or gross receipts tax returns for Rent received by Landlord from Tenant, Landlord shall file the same with reasonable cooperation from Tenant. Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to prepare a protest which Landlord shall file. Landlord may, upon notice to Tenant, at Landlord's option and at Landlord's sole expense, appeal, protest, or institute such other proceedings (in its or Tenant's name) as Landlord may deem appropriate to effect a reduction of real estate assessments and Tenant shall fully cooperate with Landlord in such protest, appeal or other action.

         Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions (except that Landlord shall be responsible for any interest or penalties incurred as a result of Landlord's failure promptly to forward the same).

         In addition, Tenant shall pay the following:

                  (a) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

                  (b) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

                  (c) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations arising in connection with the Leased Property except those obligations expressly assumed by Landlord pursuant to the provisions of this Agreement or expressly stated not to be an obligation of Tenant pursuant to this Agreement.

                  (d) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

         3.5 Late Payment of Rent, Etc.

         If any installment of Minimum Rent, Percentage Rent or Additional Charges shall not be paid within ten (10) days after its due date, Tenant shall pay Landlord, within five (5) days after Landlord's written demand therefor, as Additional Charges, a late charge (to the extent permitted by law) computed at the Interest Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or any Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due and Landlord shall pay when due, or cause the applicable Mortgagee to pay when due, such Additional Charges to the Entity to which they are due. If any payment due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Interest Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

         In the event of any failure by Tenant to pay any Additional Charges when due, except as expressly provided in Section 3.3 with respect to permitted contests pursuant to Article 8, Tenant shall promptly pay (unless payment thereof is in good faith being contested and enforcement thereof is stayed) and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Percentage Rent.

         3.6 Net Lease.

         The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including, without limitation, those provisions for adjustment, refunding or abatement of such Rent and for the funding of Landlord's obligations pursuant to Section 14.3. This Agreement is a net lease and, except to the extent otherwise expressly specified in this Agreement, it is agreed and intended that Rent payable hereunder by Tenant shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction and that Tenant's obligation to pay all such amounts, throughout the Term and all applicable Renewal Terms is absolute and unconditional and except to the extent otherwise expressly specified in this Agreement, the respective obligations and liabilities of Tenant and Landlord hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation:
(a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Laws, including any inability to occupy or use the Leased Property by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation, theft, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof, or any environmental conditions on the Leased Property or any property in the vicinity of the Leased Property; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any lien on such title or rights to the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Tenant or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of Tenant or any other Person, or by any court, in any such proceeding; (g) any right or claim that Tenant has or might have against any Person, including without limitation Landlord (other than a monetary default) or any vendor, manufacturer, contractor of or for the Leased Property; (h) any failure on the part of Landlord or any other Person to perform or comply with any of the terms of this Agreement, or of any other agreement; (i) any invalidity, unenforceability, rejection or disaffirmance of this Agreement by operation of law or otherwise against or by Tenant or any provision hereof; (j) the impossibility of performance by Tenant or Landlord, or both; (k) any action by any court, administrative agency or other Government Agencies; (l) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Leased Property or otherwise; or
(m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Tenant shall have notice or knowledge of any of the foregoing; provided, however, that the foregoing shall not apply or be construed to restrict Tenant's rights in the event of any act or omission by Landlord constituting gross negligence or willful misconduct. Except as specifically set forth in this Agreement, this Agreement shall be noncancellable by Tenant for any reason whatsoever and, except as expressly provided in this Agreement, Tenant, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement or to any diminution, abatement or reduction of Rent payable hereunder. Except as specifically set forth in this Agreement, under no circumstances or conditions shall Landlord be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Leased Property, so long as the Leased Property or any part thereof is subject to this Agreement, and Tenant expressly waives the right to perform any such action at the expense of Landlord pursuant to any law.

                                   ARTICLE 4
                           USE OF THE LEASED PROPERTY

         4.1 Permitted Use.

                  4.1.1 Permitted Use.

                  (a) Tenant shall, and shall cause Manager to, at all times during the Term and at any other time that Tenant and Manager shall be in possession of the Leased Property, continuously use and operate, the Leased Property as a _____________ resort hotel (or as a hotel under any successor brand name). Subject to Section 16.3, Tenant shall not, and Tenant shall ensure that Manager shall not, use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord. No use shall be made or permitted to be made of the Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy is available), and Tenant shall not, and shall ensure that Manager shall not, sell or otherwise provide or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost, comply with all Insurance Requirements. Further, Tenant shall not, and Tenant shall ensure that Manager shall not, take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of the Leased Property or any part thereof for its Permitted Use.

                  (b) Notwithstanding the foregoing, in the event that, in the reasonable determination of Landlord and Tenant, it shall no longer be economically practical to operate the Leased Property as a ___________ resort hotel, Landlord may elect to terminate this Agreement by providing to Tenant Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.

                  4.1.2    Necessary Approvals.

                  Tenant shall proceed with all due diligence and exercise commercially reasonable efforts to obtain and maintain all approvals necessary to, or to cause Manager to, use and operate, for its Permitted Use, the Leased Property and the Hotel located thereon under applicable law. Landlord shall cooperate with Tenant in this regard, including executing all applications and consents required to be signed by Landlord in order for Tenant to obtain and maintain such approvals.


                  4.1.3 Lawful Use, Etc.

                  Tenant shall not, and Tenant shall ensure that Manager shall not, use or suffer or permit the use of the Leased Property or Tenant's Personal Property, if any, for any unlawful purpose. Tenant shall not, and Tenant shall ensure that Manager shall not, (a) commit or suffer to be committed any waste on the Leased Property, or in the Hotel, or cause or permit any unlawful nuisance thereon or therein, or (b) permit the Leased Property, or any portion thereof, to be used in such a manner as (i) might reasonably impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         4.2 Compliance with Legal/Insurance Requirements, Etc.

         Subject to the provisions of Article 8, Tenant, at its sole expense, shall, or shall cause Manager to, (i) comply with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property, and (ii) comply with all appropriate licenses, and other authorizations and agreements required for any use of the Leased Property and Tenant's Personal Property, if any, then being made and which are material to the operation of the Leased Property as a hotel, and for the proper operation and maintenance of the Leased Property or any part thereof.

         4.3 Environmental Matters.

                  (a) Tenant hereby represents and warrants to Landlord that, as of the Effective Date, there are no Hazardous Materials on any portion of the Leased Property or the Hotel, nor have any Hazardous Materials been released or discharged on any portion of the Leased Property or the Hotel. In addition, Tenant hereby represents and warrants that it has previously delivered to Landlord copies of all reports concerning environmental conditions which have been received by Tenant or any of its Affiliates. In the event of the discovery of Hazardous Materials on any portion of the Leased Property or in the Hotel during the Term, and subject to the provisions of Section 4.3(c), Tenant shall promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; (ii) the regulations promulgated thereunder, from time to time; (iii) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials; and (iv) the regulations promulgated thereunder, from time to time (collectively referred to as "Environmental Laws"). Tenant shall indemnify, defend and hold Landlord harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the presence of Hazardous Materials on the Leased Property or in the Hotel; and this obligation of Tenant shall survive termination. "Hazardous Materials" shall mean and include any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," "petroleum," "pollutant," "contaminant," "polychlorinated biphenyls," "lead or lead-based paint" or "asbestos" as such terms are defined in any applicable Environmental Law in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a significant risk of harm to guests, invitees or employees of the Hotel.

                  (b) Subject to the provisions of Section 4.3(a), all costs and expenses of the aforesaid removal of Hazardous Materials from the Leased Property or the Hotel, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Landlord pursuant to the indemnity set forth in Section 4.3(a), shall be paid by Tenant from its own funds, and not from Gross Revenues or from the FF&E Reserve.

                  (c) To the extent not otherwise covered by insurance maintained by either Tenant or Manager (including any deductible or self-insured retention, if any, related thereto), the amount of any loss, cost, liability or damage (including without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the presence of Hazardous Materials on or under the Leased Property or in the Hotel as a direct result of the gross negligence of Tenant's or Manager's employees at the Hotel (but not any third parties, including any independent contractors retained to provide goods or services to the Hotel) shall be paid from Gross Revenues as a Deduction.

                  (d) Each party shall undertake reasonable efforts to notify the other party concerning the presence of any Hazardous Materials on or under the Leased Property or in the Hotel of which the notifying party has knowledge; provided, however, that unless required by Legal Requirements, the parties shall otherwise maintain such information confidential.

                                   ARTICLE 5
                     REPAIRS, MAINTENANCE AND REPLACEMENTS

         5.1 Repairs and Maintenance Costs Which Are Expensed.


                  Tenant shall, and shall cause Manager to, maintain the Hotel in good repair and condition, and shall make or cause to be made such routine maintenance, repairs and minor alterations as it determines are necessary for such purposes. The phrase "routine maintenance, repairs, and minor alterations" as used in this Section 5.1 shall include only those which are normally expensed under generally accepted accounting principles. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues (and not from the FF&E Reserve) and shall be treated as a Deduction.

         5.2 FF&E Reserve.

                  (a) Tenant shall, or Tenant shall cause Manager to, establish a reserve account (the "FF&E Reserve"), in a bank or similar institution approved by Landlord and reasonably acceptable to Tenant and Manager, to cover the cost of:

                           (i) Replacements,  renewals and additions to the FF&E
                  at the Hotel; and

                           (ii) Routine Capital Expenditures.

                  (b) For each Accounting Period during the period from the Commencement Date to _________________, Tenant shall cause Manager to transfer into the FF&E Reserve an amount equal to _____________ of Gross Revenues; for each Accounting Period during the period from _______________ through _______________, Tenant shall cause Manager to transfer into the FF&E Reserve an amount equal to ______________ of Gross Revenues; for each Accounting Period within the period commencing _________________ through the end of the Term, subject to the provisions of Section 5.2(e), below, Tenant shall cause Manager to transfer into the FF&E Reserve an amount equal to ____________ of Gross Revenues for each such Accounting Period. Transfers into the FF&E Reserve shall be made at the time of each interim accounting described in Section 17.2 hereof. All amounts transferred into the FF&E Reserve pursuant to this Section 5.2(b) shall be paid from Gross Revenues as Deductions.

                  (c) Tenant shall, or Tenant shall cause Manager to, prepare an annual estimate (the "FF&E Estimate") of the expenditures necessary for
         (i) replacements,  renewals and additions to the FF&E of the Hotel, and
         (ii) Routine Capital Expenditures, during the ensuing Fiscal Year and shall deliver the FF&E Estimate to Landlord for its review and comment, at the same time as Manager submits the preliminary business plan described in Section 17.5. The FF&E Estimate shall also indicate the estimated time schedule for making such replacements, renewals, and additions, a reasonable description of items required to be replaced, the number of units to be replaced, unit costs and costs in the aggregate, together with such additional information as Landlord shall reasonably request, to the extent then known by Manager. Tenant shall use good faith efforts to ensure that Manager shall consider in good faith Landlord's comments regarding the FF&E Estimate, provided that Landlord's comments are consistent with maintaining System Standards and acknowledging that FF&E replacements occur at regular cycles for soft goods and case goods, which cycles are incorporated in System Standards.

                  (d) Tenant shall, or Tenant shall cause Manager to, (endeavoring in good faith to comply with the applicable FF&E Estimate, unless there has been a change in circumstances) from time to time make such (i) replacements, renewals and additions to the FF&E of the Hotel, and (ii) Routine Capital Expenditures, as Tenant deems necessary, up to the balance in the FF&E Reserve. No expenditures will be made in excess of said balance without the approval of Landlord. In addition, Tenant shall not, and Tenant shall ensure that Manager shall not, without Landlord's approval, make any expenditures from the FF&E Reserve that, in the aggregate, exceed the total aggregate amount of expenditures set forth in the then-applicable FF&E Estimate; provided, however, that Tenant or Manager shall be authorized to take appropriate remedial action (including making any necessary expenditures from the FF&E Reserve above the total aggregate amount set forth in the then-applicable FF&E Estimate), without receiving Landlord's prior approval, to remedy or respond to any of the Emergency Requirements
         (provided further that Tenant shall notify Landlord of any such remedial action that requires more than a de minimus expenditure of funds from the FF&E Reserve). At the end of each Fiscal Year, any amounts remaining in the FF&E Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be added to the FF&E Reserve. The FF&E Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in the FF&E Reserve. Neither
         (iii) proceeds from the disposition of FF&E, nor (iv) interest which accrues on amounts held in the FF&E Reserve, shall (1) result in any reduction in the required transfers to the FF&E Reserve set forth in
         Section 5.2(b) above, or (2) be included in Gross Revenues.

                  (e) As the Hotel ages, the percentages of Gross Revenues that are set forth in Section 5.2(b) may not be sufficient to keep the FF&E Reserve at the levels necessary to make the alterations, improvements, replacements, renewals, and additions to the FF&E of the Hotel, or to make the Routine Capital Expenditures, that are required to maintain the Hotel in accordance with the System Standards. If Tenant reasonably believes that the funding of the FF&E Reserve with respect to the following two (2) Fiscal Years will not be adequate to maintain the Hotel in accordance with System Standards, Tenant shall so notify Landlord. Tenant may only request additional funding into the FF&E Reserve for a period not to exceed two (2) Fiscal Years; provided, further, however, that Tenant may submit such notices, pursuant to the procedures set forth herein, for subsequent periods (including consecutive periods) of two (2) Fiscal Years. Landlord shall have thirty (30) days after receipt of such notification to review and approve Tenant's, or Manager's (on behalf of Tenant) assessment and recommendations concerning the funding of the FF&E Reserve and, in the event Landlord disapproves any portion of Tenant's or Manager's recommendations, Landlord will provide Tenant and Manager in writing with the specific reasons for its disapproval within such thirty (30) day period. Thereafter, in the twenty-five (25) day period following Tenant's receipt of Landlord's disapproval, the parties will attempt to resolve in good faith the objections so specified by Landlord. In the event that one or more of such objections have not been resolved as of the end of such twenty-five (25) day period, any such matter may be referred by either party to the Expert for resolution in accordance with the provisions of Article 19. Pending a decision by the Expert, Tenant may proceed with the implementation of any portion of its assessment and recommendations that is not subject to dispute.

         With respect to increased fundings to which Landlord does not object, or increased fundings to which it objected but the Expert determined were necessary, Tenant shall elect in writing one of the following three (3) alternatives within thirty (30) days after receipt of Tenant's notice or the Expert's decision, as appropriate:

                           (i) to increase the annual percentage of FF&E Reserve
                  fundings under Section 5.2(b) to provide the additional funds required for the specified Fiscal Year(s), which additional FF&E Reserve fundings shall be treated as Deductions; or

                           (ii) to make a lump sum contribution to the FF&E Reserve in an amount necessary to increase the FF&E Reserve to a level sufficient to fund the items which necessitated Tenant's request for additional FF&E Reserve fundings; such amount shall be fully repaid (without interest) to Tenant from Gross Revenues in equal installments over the period of the next sixty-five (65) Accounting Periods, which installment payments shall be treated as Deductions; or

                           (iii) to make a lump sum contribution to the FF&E Reserve in an amount necessary to increase the FF&E Reserve to a level sufficient to fund the items which necessitated Tenant's request for additional FF&E Reserve; such amount to be fully repaid (without interest) to Tenant from Gross Revenues in equal installments over the period of the next thirty nine (39) Accounting Periods, which installment payments shall be treated as Deductions (but which installment payments shall not be treated as Deductions for purposes of calculating Operating Profit pursuant to Section 2.02.A.1 of the Management Agreement).

         If Tenant fails to elect one of the above alternatives within such thirty (30) day period, Tenant shall be deemed to have elected the alternative set forth in Section 5.2(e)1. above. If Tenant elects the alternative set forth in Section 5.2(e)2. above and fails to provide the additional funds required thereunder within (1) thirty (30) days after making such election where such election follows a determination by the Expert pursuant to the foregoing provisions, or (2) sixty (60) days after Landlord's receipt of Tenant's request for such additional funding where such election does not follow a determination by the Expert, such failure shall constitute an Event of Default by Tenant. In addition, the placing of any restrictions on the expenditure by Tenant or Manager of funds from the FF&E Reserve other than as set forth in this Section
5.2 (including, without limitation, restrictions resulting from (x) any Litigation involving the Landlord or the Hotel, or (y) a Foreclosure) shall constitute an Event of Default by Landlord under Section 14.2.

         5.3 Capital Expenditures

                  (a) Tenant, or Manager on behalf of Tenant, shall prepare an annual estimate (the "Building Estimate") of all Capital Expenditures, which Building Estimate shall include such detail as is reasonably required to allow Landlord to review and analyze the Capital Expenditures described therein. Tenant shall, or Tenant shall cause Manager to, submit the Building Estimate to Landlord for its approval at the same time as Manager submits the preliminary business plan described in Section 17.5. Tenant shall not, and Tenant shall ensure that Manager shall not, make any Capital Expenditures without the prior written approval of Landlord, except as otherwise permitted herein. Landlord shall have thirty (30) days after receipt of such Building Estimate to review and approve such Building Estimate, it being agreed that Landlord shall not withhold its approval with respect to Capital Expenditures as are required, in Tenant's reasonable judgment, to keep the Hotel in a first-class, competitive, efficient and economical operating condition in accordance with any physical or technological System Standards, or otherwise required for the continued safe and orderly operation of the Hotel. In the event Landlord disapproves any portion of such Building Estimate, Landlord will provide Tenant and Manager in writing with the specific reasons for its disapproval within such thirty (30) day period. Thereafter, in the twenty-five (25) day period following Tenant's receipt of Landlord's disapproval, the parties will attempt to resolve in good faith any objections so specified by Landlord. In the event that one or more of such objections have not been resolved as of the end of such twenty-five (25) day period, any such matter may be referred by either party for resolution by the Expert in accordance with the provisions of Article 19. Pending a decision by the Expert, Tenant may, or Manager on behalf of Tenant may, proceed with the implementation of any portion of such Building Estimate that is not subject to dispute. It shall be an Event of Default by Landlord if Landlord (i) fails to provide funding for any Capital Expenditure which Landlord has approved pursuant to the payment schedule set forth in the applicable Building Estimate with respect to such Capital Expenditure, or (ii) fails to provide funding for any Capital Expenditure determined necessary by an Expert within sixty (60) days after the Expert's determination.

                  (b) Notwithstanding the provisions of Section 5.3(a), Tenant shall be authorized to take appropriate remedial action (including making any necessary Capital Expenditures) without receiving Landlord's prior approval, to remedy or respond to any of the Emergency Requirements; provided that Tenant shall notify Landlord of any such remedial action that requires a Capital Expenditure that is not de minimus. Tenant and Manager shall cooperate with Landlord in the pursuit of any such action and shall have the right to participate therein. Landlord shall, upon written request by Tenant, or Manager on behalf of Tenant, promptly reimburse all expenditures made by Tenant or Manager pursuant to this Section 5.3(b).

                  (c) The cost of all Capital Expenditures (including the expenses incurred by Landlord or Tenant or Manager in connection with any civil or criminal proceeding described above) shall be borne solely by Landlord, and shall not be paid from Gross Revenues or from the FF&E Reserve. The amount of Capital Expenditures funded by Landlord pursuant to this Section 5.3 shall increase the Owner's First Priority and Performance Termination Threshold, as defined in the Management Agreement.

         5.4 Ownership of Replacements

                  All repairs, alterations, improvements, renewals or replacements made pursuant to this Article 5, and all amounts kept in the FF&E Reserve, and interest thereon shall, subject to the rights of Manager under the Management Agreement, be the property of Tenant; provided, however, that all Capital Expenditures shall be the property of Landlord.

         5.5 Tenant's Personal Property. At the expiration or sooner termination of the Term, Landlord may, in its sole and absolute discretion, elect either (a) to give Tenant Notice that Tenant shall be required, within ten (10) Business Days after such expiration or termination, to remove all FAS, Tenant's Personal Property and Inventories from the Leased Property or (b) to buy such FAS, Tenant's Personal Property and Inventories by paying Tenant the book value of such property. Failure of Landlord to make such election shall be deemed an election to proceed in accordance with clause (c) preceding.

         5.6 Yield Up. Upon the expiration or sooner termination of this Agreement, Tenant shall vacate and surrender the Leased Property to Landlord in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, replaced, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear and Condemnation (and casualty damage, in the event that this Agreement is terminated following a casualty in accordance with
Article 10) excepted.

         In addition, as of the expiration or earlier termination of this Agreement, Tenant shall, at Landlord's sole cost and expense, use its good faith, commercially reasonable efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts entered into by Tenant, including contracts with governmental or quasi-governmental Entities which may be necessary for the use and operation of the Hotel as then operated, but excluding (a) utility deposits and (b) telephone numbers. Landlord shall indemnify and hold Tenant harmless for all claims, costs and expenses (including reasonable attorneys' fees) arising from acts or omissions by Landlord under such contracts subsequent to the date of transfer thereof to Landlord; and Tenant shall indemnify and hold Landlord harmless for all claims, costs and expenses (including reasonable attorney's fees) arising from acts or omission by Tenant under such contracts prior to the date of transfer thereof to Landlord.

         5.7 Management Agreement. Except as otherwise provided below, Tenant shall not amend or modify the Management Agreement without Landlord's prior written consent, which consent may be given or withheld by Landlord in its sole and absolute discretion. The Management Agreement shall expressly provide that, Manager shall at all times be an "eligible independent contractor" as defined in
Section 856(d) of the Code. The terms of the Management Agreement shall not, in Landlord's and its counsel's reasonable opinion, cause the Rent to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, it being agreed by Tenant that if Landlord and its counsel reasonably conclude that the terms of the Management Agreement will have such an effect, then Tenant will modify the terms of the Management Agreement so that the Management Agreement, in the reasonable opinion of Landlord and its counsel, does not cause the Rent to be so characterized under the Code.

                                   ARTICLE 6
                               IMPROVEMENTS, ETC.

         6.1 Improvements to the Leased Property. Tenant shall not finance the cost of any construction by the granting of a lien on or security interest in the Leased Property, or Tenant's interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion. Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

         6.2 Salvage. Other than Tenant's Personal Property, all materials which are scrapped or removed in connection with the making of repairs, alterations, improvements, renewals, replacements and additions pursuant to Article 5 shall be disposed of by Tenant and the net proceeds thereof, if any, shall be deposited in the Reserve.

         6.3 Equipment Leases. Landlord shall enter into such leases of equipment and personal property as Tenant may reasonably request from time to time, provided that the form and substance thereof shall be reasonably satisfactory to Landlord. Tenant shall prepare and deliver to Landlord all such lease documents for which Landlord's execution is necessary and Landlord shall promptly, upon approval thereof, execute and deliver such documents to Tenant. Tenant shall, throughout the Term, be responsible for performing all of Landlord's obligations under all such documents and agreements.

                                   ARTICLE 7
                                     LIENS

         Subject to Article 8, Tenant shall not, and Tenant shall ensure that Manager does not, directly or indirectly, create or allow to remain, and each shall promptly discharge, at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder,
(d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable (but will be paid in full by Tenant or Manager) or are for sums that are being contested in accordance with Article 8, (g) any Mortgage or other liens which are the responsibility of Landlord pursuant to the provisions of Article 11, and (h) Landlord's Liens.

                                   ARTICLE 8
                               PERMITTED CONTESTS

         Tenant, or Manager at Tenant's direction, shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims required hereunder to be paid by Tenant as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage, deed of trust or other agreement encumbering the Leased Property or any part thereof (Landlord agreeing that any such mortgage, deed of trust or other agreement shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in a lien attaching to the Leased Property, unless such lien is fully bonded or is otherwise secured to the reasonable satisfaction of Landlord, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant hereby indemnifies and holds harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees to assume and indemnify Landlord with respect to the same. Tenant or Manager, as applicable, shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been reimbursed by Tenant. If Tenant shall fail (e) to pay or cause to be paid any Claims when finally determined, (f) to provide reasonable security therefor, or (g) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon Notice to Tenant, pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

                                    ARTICLE 9
                                    INSURANCE

9.1 Property Insurance

                  Commencing with the Commencement Date, Tenant shall, or Tenant shall cause Manager to, procure and maintain the following:

                  (a) Property insurance (and to the extent applicable builders risk insurance), including boiler and machinery coverage, on the Hotel building(s) and contents against loss or damage by fire, lightning and all other risks as commonly covered by an "all-risk of physical loss" special form or equivalent policy of insurance, including, but not limited to fire, windstorm, sprinkler leakage, vandalism, explosion of steam boilers, pressure vessels, and other similar apparatus, and other hazards generally extended coverage, in an amount not less than the full replacement cost (less excavation and foundation costs) of the Hotel Improvements, contents, signs awnings, canopies, gazebos, fences and retaining walls. Such coverage shall include an agreed value provision, waiver of co-insurance and law and ordinance coverage in an amount equal to ___% of the replacement value or _______________ Dollars ($___________________) whichever is greater;

                  (b) Business interruption insurance including extra expense covering at least two (2) years' loss of profits, necessary continuing expenses, and if applicable, rent, for interruptions at the Hotel caused by any occurrence covered by the insurance referred to in
         Section 9.1(a) above;

                  (c) Flood insurance, if the Hotel is located in whole or in part within an area identified as having a special flood hazard, under the National Flood Insurance Program;

                  (d) Such other property insurance as is customarily maintained by Manager at similar hotels;

                  (e) Such additional insurance as may be reasonably required from time to time, by (i) Existing CC&R's in effect on the date hereof and any Future CC&R's approved in writing by Manager, or (ii) a Mortgagee under any Qualifying Mortgage, provided the same is customarily carried by a majority of comparable high quality lodging properties in the geographic area of the Hotel.

         9.2 Operational Insurance

                  Commencing with the Commencement Date and thereafter during the Term, Tenant shall, or Tenant shall cause Manager to, procure and maintain the following:

                  (a) Commercial general liability insurance on an occurrence form against claims for bodily injury, death or property damage occurring on, in or in conjunction with the operations of the Hotel, and automobile liability insurance on owned, non-owned and hired vehicles operated in conjunction with the Hotel, and liquor liability to the extent applicable, with a combined single limit for each occurrence of not less than ________________________ ($___________) per
         occurrence,   ____________  Dollars   ($______________)   per  location
         aggregate;

                  (b) Umbrella/Excess Liability, which shall e on a following form for the General Liability, Automobile Liability, Employer's
         Liability and Liquor Liability, with limits of not less than __________________ Dollars ($_______________) per occurrence;

                  (c) Workers' compensation coverage as may be required under applicable laws covering all of Manager's employees at the Hotel, and employer's liability insurance of not less than _______________ Dollars ($_______________) per accident/disease;

                  (d) Fidelity bond coverage in an amount not less than _________________ Dollars ($___________________) covering Manager's employees at the Hotel;

                  (e) Employment practices liability insurance covering all of Manager's employees at the Hotel, to the extent available at commercially reasonable rates and terms, in an amount not less than ____________________ Dollars ($______________);

                  (f) To the extent applicable, garage keepers legal liability covering both comprehensive and collision-type losses with a limit of liability of not less than ____________ Dollars ($______________) per occurrence;

                  (g) Such other insurance in amounts as Tenant and Manager, in their reasonable judgment, deem advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Hotel.

         9.3 General Insurance Provisions

                  (a) All insurance described in Section 9.1 and Section 9.2 may be obtained through blanket insurance programs, provided that such blanket programs substantially fulfill the requirements specified herein. The blanket insurance programs may include deductibles or risk retention levels; however, the Hotel's responsibility for such deductibles or risk retention levels shall be limited to the Insurance Retention as defined in Section 9.4. The Hotel's allocated charge-back/deductible for general liability insurance and workers' compensation insurance shall not exceed ______________________ Dollars ($_____________) unless such greater amount is agreeable to both Landlord and Tenant. The Hotel's property insurance deductible shall not exceed _____________________ Dollars ($________________) unless such greater amount is agreeable to both Landlord and Tenant, or if a higher deductible for high hazard risks (i.e., wind or flood) is mandated by the insurance carrier.

                  (b) All insurance required under Section 9.1 and Section 9.2 may be carried in the name of Manager. The insurance required under
         Section 9.1 and Section 9.2(a). shall include Landlord, Tenant, and any Mortgagee specified by Landlord, in writing, as an additional insured, mortgagee or loss payee as their interest may appear, as applicable. Any property losses covered by insurance obtained pursuant to Section
         9.1 shall be payable to the respective parties as their interests may appear. Any Mortgage shall contain provisions to the effect that proceeds of the Section 9.1(a). insurance shall be available for repair and restoration of the Hotel.

                  (c)  Tenant or  Manager  on  behalf  and at the  direction  of
         Tenant, upon request, shall deliver to Landlord certificates of insurance evidencing the insurance coverages required under Section 9.1 and Section 9.2 and any renewals thereof. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially reduced without at least thirty
         (30) days' prior written notice to the certificate holder. Excluding workers' compensation coverage, all insurance policies pursuant to this Section, shall be issued by insurance carrier having an AM Best rating of at least A-, VII and all excess insurance policies above ______________ Dollars ($______________) shall be issued by insurance carriers having an AM Best rating of at least B+, VII. All such insurance shall be evaluated by Landlord, Tenant or Manager from time to time to ensure that the limits and coverages are adequate.

                  (d) The parties agree that, provided Manager provides on behalf of Tenant the insurance herein contemplated, the insurance coverages and deductibles maintained pursuant to this Section 9, may be adjusted throughout the Term in accordance with Manager's standard insurance policies, which shall be consistent with industry standards for similar facilities.

         9.4 Costs and Expenses

                  (a) With respect to Section 9.1 and Section 9.2, all insurance premiums, costs and other expenses, including any Insurance Retention, shall be treated as Deductions. All charges under the blanket programs shall be allocated to the Hotel and other similar participating hotels on a reasonable basis. Any losses and associated costs and expenses, that are uninsured shall be treated as a cost of insurance and shall also be treated as Deductions.

                  (b) Upon  Termination,  a reserve in an amount  determined  by
         Tenant, or Manager on behalf of Tenant, based on loss projections, shall be established from Gross Revenues to cover the amount of any Insurance Retention and all other costs and expenses that will eventually have to be paid by either Tenant or Manager with respect to pending or contingent claims, including those that arise after Termination for causes arising during the Term.

                  (c) "Insurance Retention" shall mean the insurance policy deductible; however for any insurance obtained through the blanket insurance programs, "Insurance Retention" shall mean the Hotel's per occurrence limit for any loss or reserve as established for the Hotel, which limit shall be the same as is applied to other similar hotels participating in the blanket insurance programs, or such higher amount if mandated by the insurer for high hazard risks such as earthquake, flood and wind.

         9.5 Waiver of Subrogation. Landlord and Tenant agree that with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

         9.6 Indemnification of Landlord. Except as expressly provided herein, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property of third parties occurring during the Term on or about the Leased Property or adjoining sidewalks or rights of way under Tenant's control, and (b) any use, misuse, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Leased Property or Tenant's Personal Property during the Term or any litigation, proceeding or claim by governmental entities to which Landlord is made a party or participant relating to such use, misuse, condition, management, maintenance, or repair thereof to which Landlord is made a party; provided, however, that Tenant's obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense arising from any gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees. Tenant, at its expense, shall defend any such claim, action or proceeding asserted or instituted against Landlord covered under this indemnity (and shall not be responsible for any duplicative attorneys' fees incurred by Landlord) or may compromise or otherwise dispose of the same. The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement for a period of three (3) years.

                                   ARTICLE 10
                         DAMAGE, REPAIR AND CONDEMNATION

         10.1 Damage and Repair

                  (a) If, during the Term, the Hotel is damaged by a Minor Casualty, Tenant shall, or Tenant shall cause Manager to, with all reasonable diligence, proceed to process the claim with the applicable insurance carriers, including settling such claim, and to make the necessary arrangements with appropriate contractors and suppliers to repair and/or replace the damaged portion of the Hotel. Landlord's consent shall not be needed for Tenant or Manager to perform any of the foregoing, all of which shall be performed in accordance with Tenant's reasonable judgment; provided, however, that all such work shall be undertaken (i) in a workmanlike manner, (ii) in accordance with the provisions of Section 11.5 and (iii) in accordance with plans and specifications approved by Landlord (which approval or disapproval shall be made within fifteen (15) Business Days after Landlord receives the applicable plans or specifications and, if applicable, within five
         (5) Business Days after Landlord receives any modifications of said plans or specifications to accommodate Landlord's comments), provided that the parties agree that the standard for such repair and/or replacement shall be to repair and/or replace the damaged portion of the Hotel to levels of quality and quantity that are equal to those that existed with respect to such portion of the Hotel prior to the occurrence of the damage at issue. Landlord agrees to sign promptly any documents which are necessary to process and/or adjust the claim with the insurance carriers, as well as any contracts with such contractors and/or suppliers.

                  (b) If, during the Term, the Hotel suffers a Total Casualty, this Agreement shall be terminable at the option of either party upon ninety (90) days' written notice to the other party. Such notice must be sent within thirty (30) days after the date of the Total Casualty.

                  (c) If, during the Term, the Hotel is damaged by fire, casualty or other cause to a greater extent than a Minor Casualty, but not to the extent of a Total Casualty, or if the Hotel suffers a Total Casualty but neither party elects to terminate under Section 10.1(b), Landlord shall, at its cost and expense and with all reasonable diligence, repair and/or replace the damaged portion of the Hotel to the same condition as existed previously. Tenant shall have the right to discontinue operating the Hotel to the extent Tenant deems necessary to comply with applicable Legal Requirements or as necessary for the safe and orderly operation of the Hotel. To the extent available, proceeds from the insurance described in Section 9.1 of this Agreement shall be applied to such repairs and/or replacements. The parties agree that Landlord's obligations to repair and/or replace pursuant to the provisions of this Section 10.1(c) shall be limited to the extent of available insurance proceeds (plus the amount of any applicable deductibles). The parties further agree that if Landlord is obligated to utilize such available insurance proceeds to repay any obligations pursuant to any Mortgage, then Landlord shall be entitled to an equitable extension of time (in which Landlord has to fulfill its obligations pursuant to the provisions of this Section 10.1(c)) that is sufficient to allow Landlord to obtain the necessary funding to replace such spent insurance proceeds and to make the repairs and/or replacements required hereunder. The parties further agree that Landlord's obligations to repair and/or replace pursuant to the provisions of this Section 10.1(c) shall be subject to Landlord's ability to obtain such entitlements and/or other governmental approvals as may be necessary to undertake such repair and/or replacement; provided that Landlord shall undertake good faith efforts to obtain such entitlements and/or approvals.

         10.2 Condemnation

                  (a) In the event all or substantially all of the Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Hotel shall be so taken, but the result is that it is unreasonable to continue to operate the Hotel in accordance with the standards required by this Agreement, this Agreement shall terminate. Landlord and Tenant shall each have the right to initiate such proceedings as they deem advisable to recover any compensation to which they may be entitled.

                  (b) In the event a portion of the Hotel shall be taken by the events described in Section 10.2(a), or the entire Hotel is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Hotel, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Hotel equivalent to its condition prior to such event shall be used for such purpose; and Tenant shall have the right to discontinue operating the Hotel or portion of the Hotel to the extent it deems necessary for the safe and orderly operation of the Hotel.

                                   ARTICLE 11
                                 MORTGAGES, ETC.

         11.1 Mortgages

                  (a) Neither Landlord nor any of its Affiliates shall be permitted to encumber the Hotel and/or the Leased Property with any Mortgage, except for such Mortgage or Mortgages which meet all of the following requirements:

                           (i) The  proposed  Mortgage is from an  Institutional
                  Lender and is on commercially reasonable terms and conditions;

                           (ii) As of the date of the  proposed  financing,  the
                  aggregate principal balance of all Mortgages encumbering the Hotel, including the proposed Mortgage, shall be no greater than seventy five percent (75%) of the fair market value of the Hotel; and

                           (iii) Landlord, and Tenant and the holder of such Mortgage shall have entered into a Subordination Agreement (to be recorded in the real property records in the jurisdiction where the Leased Property is located) as further described in
                  Section 11.2 below.

                  (b) For purposes of this Section 11.1, the fair market value of the Hotel shall be reasonably determined by Landlord and Tenant. If such parties do not agree on such fair market value, any party may request that a licensed appraiser (reasonably acceptable to both parties) shall determine the fair market value of the Hotel. If the parties cannot agree on an appraiser within thirty (30) days after the date on which either party notifies the other that it wishes to have the fair market value of the Hotel be determined by an appraisal, either party may elect to have such fair market value determined by either (i) the Expert pursuant to Article 19 or (ii) the appraiser used by the Institutional Lender with respect to the applicable Mortgage. Any Mortgage which meets all of the requirements set forth in this
         Section 11.1 shall be referred to in this Agreement as a "Qualified Mortgage."

                  (c) In the event Manager receives any reasonable request for information on the Hotel from the holder of any Qualified Mortgage (and including any Affiliate of Manager providing any financing in connection with the Hotel), Landlord agrees that Manager is hereby authorized to provide or distribute such information directly to such lender.

         11.2 Subordination, Non-Disturbance and Attornment

                  (a) Landlord will obtain from any Mortgagee which holds a Mortgage as of the Commencement Date (or thereafter) an instrument (the "Subordination Agreement"), in form and content acceptable to Landlord and Tenant, which shall be recordable in the jurisdiction where the Hotel is located, pursuant to which:

                           (i) this Agreement and any extensions, renewals, replacements or modifications thereto, and all right and interest of Tenant in and to the Hotel, shall be subject and subordinate to such Mortgage;

                           (ii) Tenant shall be obligated to each of the Subsequent Owners (as defined below) to perform all of the terms and conditions of this Agreement for the balance of the remaining Term hereof, with the same force and effect as if such Subsequent Owner were the Landlord; and

                           (iii) in the event  that  there is a  foreclosure  of
                  such Mortgage (or a deed in lieu of foreclosure), or other exercise by such Mortgagee (or its successor) of its remedies in the event of default, in connection with which title or possession of the Hotel is transferred to the Mortgagee (or its designee) or to a purchaser at foreclosure or to a subsequent purchaser from the Mortgagee (or from its designee) (all of the foregoing shall collectively be referred to as "Subsequent Owners"), and provided Tenant is not otherwise in default hereunder, this Agreement shall not be terminated and Tenant shall not be disturbed in its rights under this Agreement.

                  (b) Prior to encumbering the Leased Property with any Mortgage, Landlord shall be obligated to obtain from the proposed
         Mortgagee an executed, recordable Subordination Agreement. Tenant agrees to execute such Subordination Agreement for the benefit of such proposed Mortgagee. If Landlord encumbers the Hotel or the Leased Property with a Mortgage without first obtaining such a Subordination Agreement from the Mortgagee, Tenant shall thereafter have a continuing right to terminate this Agreement upon sixty (60) days' prior written notice to Landlord. In addition, any Mortgage described in the preceding sentence shall be subject and subordinate to Tenant's rights under this Agreement.

         11.3 Disbursement of Award. Subject to the terms hereof and of the Senior Loan Documents, Landlord, Tenant and any Mortgagee shall transfer any part of the Award received by them, respectively, together with severance and other damages awarded for the taken Leased Improvements and any deficiency Landlord or Tenant has agreed to pay, to an escrow agent ("Escrow Agent") reasonably satisfactory to all parties pursuant to an escrow agreement that is reasonably satisfactory to all parties, for the purpose of funding the cost of the repair or restoration. Such amounts shall be advanced by Escrow Agent so as to permit payment for the cost of any restoration and repair, pursuant to the same terms and conditions as are set forth in Section 10.2.4. The obligations under this Section 11.3 to disburse the Award and such other amounts shall be subject to (a) the collection thereof and (b) the release of such Award by the applicable Mortgagee. Tenant's obligation to restore the Leased Property shall be subject to the availability of the Award to fund the cost of such repair or restoration upon its compliance with this Section 11.3.

         11.4 No Covenants, Conditions or Restrictions

                  (a) Landlord covenants that after the Commencement Date and during the Term, there will not be (unless Tenant and Manager have given their prior consent thereto) any covenants, conditions or restrictions, including reciprocal easement agreements or cost-sharing arrangements (individually or collectively referred to as "Future CC&R(s)") affecting the Leased Property (i) which would prohibit or materially limit Manager from operating the Hotel in accordance with the System Standards, including related amenities proposed for the Hotel; (ii) which would allow the Hotel facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Hotel; (iii) which would allow the Hotel facilities to be used for specified charges or rates which have not been approved by Manager; or (iv) which would subject the Hotel to exclusive
         arrangements   regarding   food  and   beverage   operation  or  retail
         merchandise.

                  (b) Tenant shall cause Manager to manage and operate the Hotel in compliance with all obligations imposed on Landlord or the Hotel pursuant to any Existing CC&Rs or Future CC&Rs to the extent such obligations are known to Manager and to the extent such Existing CC&Rs and future CC&Rs relate to the management and operation of the Hotel.

         11.5 Liens; Credit

                  Tenant shall use commercially reasonable efforts to prevent any liens from being filed against the Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Hotel, and shall cooperate fully in obtaining the release of any such liens.

         11.6 Amendments Requested by Mortgagee

                  (a) If requested by any Mortgagee or prospective Mortgagee, Tenant agrees to execute and deliver any amendment of this Agreement that is reasonably required by such Mortgagee or prospective Mortgagee, provided that Tenant shall be under no obligation to amend this Agreement if the result of such amendment would be to materially and adversely increase Tenant's obligations or to materially and adversely affect Tenant's rights under this Agreement or to amend Section 5. Any such amendment shall be in effect only for the period of time in which such Mortgage is outstanding.

         11.7 Ground Leases

                  (a) Tenant acknowledges that Landlord holds leasehold and subleasehold title to the Leased Property pursuant to the Ground Leases. Tenant is subleasing such parcels pursuant to this Agreement. Tenant shall, throughout the Term, comply with all of the terms and provisions of the Ground Leases and this Agreement and shall ensure that the terms and provisions of the Ground Leases and this Agreement remain in full force and effect. Tenant shall promptly notify Landlord of any breach or default by either party under either the Ground Leases or this Agreement and shall promptly provide Landlord with copies of all notices sent or received by Tenant or Landlord under either the Ground Leases or this Agreement that may affect the Hotel or Manager's management or operation of the Hotel. Tenant shall cause Manager to promptly notify Landlord of any breach or default under either the Ground Leases or this Agreement of which Manager has actual knowledge.

                  (b) Tenant shall direct Manager to pay (on behalf of Landlord or Tenant, out of Gross Revenues and to the extent of available Gross Revenues) amounts that are then due and payable under this Agreement and the Ground Leases. Such payments shall be made in compliance with the payment provisions of the Ground Leases and this Agreement, as the case may be, provided further that if Gross Revenues are insufficient to make such payments, Tenant shall notify Landlord of such shortfall promptly and as soon as practicable before such payments are due. Tenant shall be responsible for the payment of any late fees, costs and expenses (including, without limitation, reasonable attorneys' fees and, if applicable, additional interest and rent) that are imposed on Landlord solely due to, and as a direct result of, Manager's failure to make payment pursuant to the provisions of this Section 11.7(b).

                  (c) The parties agree that this Agreement is subordinate in all respects to the provisions of the Ground Leases and, if requested by the ground lessor(s) under the Ground Leases, shall execute such documents as are reasonably requested by the ground lessor(s) to confirm the same. In performing its obligations pursuant to this Agreement, Tenant shall cause Manager to undertake reasonable efforts to manage and operate the Hotel in compliance with those provisions of the Ground Lease that relate to the management and operation of the Hotel. In addition, Tenant shall cause to use reasonable efforts to avoid taking any action that would cause a default by Landlord under the Ground Leases.

                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

         12.1 Events of Default.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) should Tenant fail to make any payment of Minimum Rent or Percentage Rent within five (5) Business Days after Notice thereof, or fail to make payment of any other Rent or any other sum (including, but not limited to, funding of the Reserve), payable hereunder when due and such failure shall continue for a period of ten (10) days after Notice thereof; or

                  (b) should Tenant fail to maintain the insurance coverages required under Article 9 and such failure shall continue for five (5) Business Days after Notice thereof; or

                  (c) subject to Article 8 relating to permitted contests, should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and such default shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed one hundred eighty (180) days) as may be necessary to cure such default with all due diligence; or

                  (d) should Tenant generally not be paying its debts as they become due or should Tenant make a general assignment for the benefit of creditors; or

                  (e) should any petition be filed by or against Tenant under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of the property of Tenant and such proceeding is not dismissed within ninety (90) days after institution thereof, or should Tenant take any action to authorize any of the actions set forth above in this paragraph; or

                  (f) should Tenant cause or institute any proceeding for its dissolution or termination; or

                  (g) unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8, should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated, discharged or fully bonded or otherwise secured to the reasonable satisfaction of Landlord within the later of (i) one hundred and twenty
         (120) days after such attachment or levy, unless the amount in dispute is less than $_________ (as adjusted each year by increases in the Index), in which case Tenant shall give notice to Landlord of the dispute but Tenant may defend in any suitable way, and (ii) thirty (30) days after receipt by Tenant of Notice thereof from Landlord; it being understood and agreed that Tenant may commence a contest of such matter pursuant to Article 8 above following such Notice from Landlord;

                  (h) should Tenant be in default under the Owner Agreement or Management Agreement beyond any applicable cure period.

         then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement by giving Notice thereof to Tenant and upon the expiration of the time fixed in such Notice but in any event not less than thirty (30) days, this Agreement shall terminate and all rights of Tenant under this Agreement shall cease. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement, including without limitation the right of re-entry upon the Leased Property upon and at any time after the occurrence of an Event of Default.

         12.2 Remedies. None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property or any portion thereof, (c) the failure of Landlord to re-let the Leased Property or any portion thereof, nor (d) the re-letting of all or any portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, repossession or re-letting, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property through and including the date of such termination, repossession or re-letting. Thereafter, Tenant, until the end of what would have been the Term of this Agreement (assuming no extension beyond the then-current Term) in the absence of such termination, repossession or re-letting, and whether or not the Leased Property or any portion thereof shall have been re-let, shall, at Landlord's option, be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination, repossession or re-letting not occurred, less the net proceeds, if any, of any re-letting of the Leased Property or any other operation of the Leased Property by Landlord (if Landlord repossesses the Leased Property), after deducting all reasonable expenses in connection with such re-letting, or operation, as applicable, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting (such expenses being hereinafter referred to as the "Re-letting Expenses"). Tenant shall pay such current damages to Landlord quarterly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

         In case of any Event of Default, re-entry, expiration or dispossession by summary proceedings or otherwise, Landlord may (a) re-let the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of re-letting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Subject to the last sentence of this paragraph, Landlord shall in no event be liable in any way whatsoever for any failure to re-let all or any portion of the Leased Property, or, in the event that the Leased Property is re-let, for failure to collect the rent under such re-letting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder. Landlord covenants and agrees, in the event of any such termination, repossession or re-letting as a result of an Event of Default, to use reasonable efforts to mitigate its damages.

         12.3 Waiver of Jury Trial. Landlord and Tenant hereby waive, to the maximum extent permitted by Applicable Laws, trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect of any matter whatsoever arising out of or in any way connected with this Agreement, the relationship of Landlord and Tenant hereunder, Tenant's occupancy of the Leased Property, and/or any claim for injury or damage.

         12.4 Application of Funds. Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant's current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.

         12.5 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant with a courtesy copy to Manager, (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Interest Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

         12.6 Good Faith Dispute. If Tenant shall in good faith dispute the occurrence of any Default and Tenant, before the expiration of the applicable cure period, shall give Notice thereof to Landlord, setting forth, in reasonable detail, the basis therefor and, provided Tenant shall escrow disputed amounts, if any, pursuant to an escrow arrangement reasonably acceptable to Landlord and Tenant, no Event of Default shall be deemed to have occurred; provided, however, that in the event of any eventual adverse determination, Tenant shall pay to Landlord interest on any disputed funds at the Interest Rate, from the date demand for such funds was made by Landlord until the date of final adverse determination and, thereafter, at the Interest Rate until paid.

                                   ARTICLE 13
                                  HOLDING OVER

         Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1.50) times the Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

                                   ARTICLE 14
                 LANDLORD'S NOTICE OBLIGATIONS; LANDLORD DEFAULT

         14.1 Landlord Notice Obligation. Landlord shall give prompt Notice to Tenant and the Manager of any materially adverse matters affecting the Leased Property of which Landlord receives written notice or actual, conscious, present knowledge and, to the extent Tenant and/or Manager otherwise has no notice or actual knowledge thereof, Landlord shall be liable for any liabilities, costs, damages or claims (including reasonable attorneys' fees) arising from the failure to deliver such Notice to Tenant. As used in this Agreement, "Landlord's knowledge" or words of similar import shall mean the actual (and not constructive or imputed), conscious, present knowledge, without independent investigation or inquiry of Charles Muller, James Seneff, Robert Bourne, and Brian Strickland or any subsequent officer or employee of Landlord, having direct oversight responsibility for the transactions contemplated in this Agreement.

         14.2 Landlord's Default. It shall be a breach of this Lease if Landlord fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed a breach if Landlord proceeds within such thirty (30) day period, with due diligence, to commence to cure the failure and thereafter diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Landlord does not cure any such failure within the applicable time period as aforesaid, Tenant may declare the existence of a "Landlord Default" by a second Notice to Landlord. Thereafter, Tenant may forthwith cure the same. Tenant shall have no right to terminate this Lease for any Landlord Default and no right, for any such Landlord Default, to offset or counterclaim against any Rent or other charges due hereunder.

         If Landlord shall in good faith dispute the occurrence of a Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof, whether through arbitration or otherwise; provided, however, that in the event of any such adverse determination, Landlord shall pay to Tenant interest on any disputed funds at the Interest Rate, from the date demand of such funds was made by Tenant until the date of final adverse determination and, thereafter, at the Interest Rate until paid. If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord's Notice of dispute, either may submit the matter for determination by arbitration, but only if such matter is required to be submitted to arbitration pursuant to any provision of this Lease, or otherwise by a court of competent jurisdiction.

         14.3 Tenant's Right to Cure. Subject to the provisions of Section 14.2, if Landlord breaches any covenant to be performed by it under this Lease, Tenant after Notice to and demand upon Landlord as provided in Section 14.2, without waiving or releasing any obligation hereunder, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. All sums so paid by Tenant and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Interest Rate from the date on which such sums or expenses are paid or incurred by Tenant, shall be paid by Landlord to Tenant on demand. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 14.3 shall survive the termination of this Lease with respect to the Leased Property.

                                   ARTICLE 15
                              TRANSFERS BY LANDLORD

         15.1 Transfer of Leased Property. Landlord shall have the unrestricted right to convey the Leased Property to a Qualified Mortgagee. If Landlord conveys the Leased Property in accordance with the terms hereof to a Qualified Mortgagee, or to a grantee or transferee that expressly assumes in writing all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                   ARTICLE 16
                            SUBLETTING AND ASSIGNMENT

         16.1 Subletting and Assignment.

                  (a) Except as provided in Section 16.3 and in this Section 16.1, Tenant shall not, without Landlord's prior written consent, (which may be given or withheld by Landlord in its sole discretion) assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like), all or any part of the Leased Property or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property by anyone other than Tenant, or the Leased Property to be offered or advertised for assignment or subletting. For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include the following: without Landlord's consent, any direct or indirect transfer of any interest in Tenant or any transaction pursuant to which Tenant is merged or consolidated with another Entity or pursuant to which all or substantially all of Tenant's assets are transferred to any other Entity, as if such change in control or transaction were an assignment of this Agreement but shall not include any involuntary liens or attachments contested by Tenant in good faith in accordance with Article 8.

                  (b) If this Agreement is assigned or if the Leased Property or any part thereof is sublet (or occupied by anybody other than Tenant hereunder) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this
         Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

                  (c) No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1. No assignment, subletting or occupancy shall affect any Permitted Use. Any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord's option.

         16.2 Required Sublease Provisions. Any sublease of any portion of the Leased Property entered into on or after the date hereof shall provide (a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and, except as provided below, such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such Mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous prepayment of more than one (1) Accounting Period, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the Leased Property or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (c), in the event that such subtenant receives a written Notice from Landlord or any Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease duly executed by Tenant and such subtenant shall be delivered promptly to Landlord and Tenant shall remain liable for the payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder. The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in
Section 16.1(a). No subtenant that is an Affiliated Person of Tenant shall be required to attorn to Landlord as set forth above in this Section 16.2.

         16.3 Permitted Sublease and Assignment. Notwithstanding the foregoing, but subject to the provisions of Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, without Landlord's consent, (a) sublease space at the Leased Property for newsstand, gift shop, parking garage, health club, restaurant, bar, retail, food concession, arcades, game rooms, rental car desk, travel office or commissary purposes or similar concessions in furtherance of the Permitted Use; (b) sublease additional space at the Leased Property for any such ancillary uses, so long as such additional subleases do not demise, in the aggregate, in excess of 2000 square feet (exclusive of any parking garage subleases), and will not violate or affect any Legal Requirement or Insurance Requirement.

         16.4 Sublease Limitation. For so long as Landlord or any Affiliated Person as to Landlord or any Member of Landlord or any Member thereof, shall seek to qualify as a real estate investment trust, anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of such sublessee, or (b) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

                                   ARTICLE 17
                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

         17.1 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other a certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that to its knowledge no Default or an Event of Default by the other party has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. If such additional information reasonably requires more than ten (10) Business Days to provide, the party furnishing such information shall be entitled to such additional period to respond to such request as may be reasonably required under the circumstances. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property or the leasehold estate created hereby.

         17.2 Accounting, Distributions and Annual Reconciliation

                  (a) Within twenty (20) days after the close of each Accounting Period, Tenant shall cause Manager to deliver an interim accounting (the "Accounting Period Statement") to Landlord showing Gross Revenues, Deductions, Operating Profit, and applications and distributions thereof for the preceding Accounting Period. Tenant shall cause Manager to transfer to Tenant, with each Accounting Period Statement, any interim amounts due Tenant, subject to Working Capital needs, and shall retain any interim amounts due Manager.

                  (b) Calculations and payments of the Management Fees due Manager, and distributions of Operating Profit to Tenant made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within sixty (60) days after the end of each Fiscal Year, Tenant shall cause Manager to deliver to Tenant and Landlord a statement (the "Annual Operating Statement") in reasonable detail summarizing the operations of the Hotel for the immediately preceding Fiscal Year and a certificate of Manager's chief accounting officer certifying that, to the best of his or her knowledge, such Annual Operating Statement is true and correct. The parties shall, within ten (10) Business Days after Landlord's receipt of such Annual Operating Statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such Annual Operating Statement. Such Annual Operating Statement shall be controlling over the preceding Accounting Period Statements. No adjustments shall be made for any Operating Loss or Operating Profit in any preceding Fiscal Year.

         17.3 Books and Records

                  Books of control and account pertaining to operations at the Hotel shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts and generally accepted accounting principles consistently applied. Tenant, upon Landlord's reasonable request and at reasonable intervals during Manager's normal business hours shall examine such records. If Landlord desires Tenant to audit, examine, or review the Annual Operating Statement, Landlord shall notify Tenant and Manager in writing within sixty (60) days after receipt of such Annual Operating Statement of its desire for Tenant to audit and Tenant shall begin such audit no sooner than thirty (30) days and no later than sixty (60) days after Manager's receipt of such notice. Tenant shall complete such audit within ninety (90) days after commencement thereof. The terms of the Management Agreement concerning such audit shall govern the same.

         17.4 Accounts, Expenditures

                  (a) Tenant shall cause all funds derived from operation of the Hotel to be deposited by Manager in bank accounts (the "Operating Accounts") established by Manager and Tenant in a bank or banks designated by Manager, subject to Landlord's reasonable approval. Withdrawals from said Operating Accounts shall be made solely by representatives whose signatures have been authorized by Tenant. Reasonable petty cash funds shall be maintained at the Hotel.

                  (b) Tenant shall cause all payments to be made by Manager under the Management Agreement to be made from the Operating Accounts, petty cash funds, or from the FF&E Reserve (in accordance with the terms of the Management Agreement).

                  (c) Tenant shall further cause Manager to pay any payments required to be paid by Landlord to the Senior Lender and _____ in accordance with the Senior Loan Documents and the Loan Documents, respectively, and any such sums so paid by Manager to Senior Lender and _______ on behalf of Landlord shall be credited against Rent payments due hereunder from Tenant to Landlord. Notwithstanding the foregoing, the payments made to Senior Lender and __________ on behalf of Landlord shall not exceed the Rent payments hereunder.

         17.5 Business Plan

                  (a) Tenant shall cause Manager to deliver to Landlord and Tenant for their review and approval, at least thirty (30) days prior to the beginning of each Fiscal Year which begins after the Commencement Date, a preliminary draft of a business plan showing the estimated Gross Revenues, departmental profits, Deductions and Operating Profit for the forthcoming Fiscal Year, in comparison to the forecasted Gross Revenues, departmental profits, Deductions and Operating Profit for the current Fiscal Year, each in a reasonably itemized and detailed as well as summary form. Such comparison shall include the estimated percentage changes in such items for the forthcoming Fiscal Year compared to the current Fiscal Year. Tenant shall also cause Manager to submit the FF&E Estimate described in
         Section 5.2(c) and the Building Estimate described in Section 5.3 at the same time that it submits the preliminary business plan. Tenant shall cause Manager to prepare the business plan in accordance with the System Standards. Landlord shall have thirty (30) days after receipt of the business plan to review and approve such business plan and, in the event that Landlord disapproves any category in the business plan, Landlord shall notify Tenant, and Tenant shall, in turn provide Manager in writing, with the specific reasons for Landlord's disapproval, by category, within such thirty (30) day period. The parties will attempt to resolve in good faith any objections by Landlord within twenty-five
         (25) days following Manager's receipt of Tenant's notice of Landlord's disapproval. Notwithstanding the foregoing, Landlord shall not be entitled to withhold its approval based on its objection to: (i) Manager's reasonable projections of either Gross Revenues or the components thereof; (ii) projected costs and expenses that are "system charges" (that is, costs and expenses that are generally uniform throughout the ______________ System, such as the costs of _______________ Program, other chain-wide marketing programs, employee wages, benefits and other compensation programs); (iii) costs and expenses that are not within the control of Tenant and/or Manager, such as Impositions and the costs of utilities; and (iv) increases in projected costs and expenses of operating the Hotel, which increases are primarily caused by projected increases in Gross Revenues. In the event that the parties are unable to resolve all or some of Landlord's objections, such disputed objections shall be resolved by the Expert in accordance with the provisions of Article 19. Pending such Expert determination, Tenant shall, or shall cause Manager to operate the Hotel with respect to those categories that are in dispute based on the previous Fiscal Year's approved Business Plan, adjusted in accordance with changes in the GDP Deflator over the Fiscal Year just ended and anticipated changes in Gross Revenues. If Landlord fails to provide any objection within the thirty (30) day period set forth above, the business plan as submitted by Manager shall be deemed approved. As of approximately forty-five (45) days after the commencement of each Fiscal Year which begins after the Commencement Date, Tenant shall also cause Manager to deliver to Landlord the final business plan, in which the above-mentioned percentage changes are applied to the actual Annual Operating Statement for the preceding Fiscal Year. Such business plan, as delivered to Landlord, is herein referred to as the "Business Plan."

                  (b) Tenant shall cause Manager to diligently operate the Hotel in accordance with the Business Plan subject to the terms of Section 4.4(b) of the Management Agreement.

                  (c) In addition to the information described in the first sentence of Section 17.5(a), Tenant shall cause Manager to include (to the extent reasonably available to Manager) the following information along with each preliminary business plan submitted to Landlord pursuant to the provisions of Section 17.5(a): (i) general information concerning pay scales and benefits programs applicable to employees of the Hotel, Manager's general staffing policies and Manager's plans for staffing levels at the Hotel for the forthcoming Fiscal Year; (ii) Manager's marketing plan for the forthcoming Fiscal Year; (iii) estimates of FF&E and Capital Expenditure requirements and expenditures for the forthcoming three (3) Fiscal years; and (iv) estimates of the Hotel's Working Capital and Fixed Asset Supply needs for the forthcoming Fiscal Year.

                                   ARTICLE 18
                           LANDLORD'S RIGHT TO INSPECT

         Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property at reasonable times of the day upon not less than twenty-four (24) hours' Notice, and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

                                   ARTICLE 19
                                EXPERT DECISIONS

                  Where this Agreement calls for a matter to be referred to an Expert for determination, the following provisions shall apply:

         19.1 The use of the Expert shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum. The decision of the Expert shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise;

         19.2 Each party shall be entitled to make written submissions to the Expert, and if a party makes any submission it shall also provide a copy to the other party and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the parties. The costs of the Expert and the proceedings shall be borne as directed by the Expert unless otherwise provided for herein. The Expert may direct that such costs be treated as Deductions;

         19.3 The Expert shall make its decision with respect to the matter referred for determination by applying the standards applicable to first-class hotels in accordance with the System Standards (including compliance with the requirements of any quality assurance program) and determining whether the matter at issue is necessary to satisfy such standards; and

         19.4 The terms of engagement of the Expert shall include an obligation on the part of the Expert to: (a) notify the parties in writing of his decision within forty-five (45) days from the date on which the Expert has been selected (or such other period as the parties may agree or as set forth herein); and (b) establish a timetable for the making of submissions and replies.

                                   ARTICLE 20
                                  MISCELLANEOUS

         20.1 Limitation on Payment of Rent. All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under Applicable Laws, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

         20.2 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         20.3 Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

         20.4 Severability. Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

         20.5 Acceptance of Surrender. No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         20.6 No Merger of Title. It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground landlord's interest in the Leased Property.

         20.7 Conveyance by Landlord. If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms of this Agreement other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         20.8 Quiet Enjoyment. Provided that no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant's ability to operate the Hotel and (d) liens that have been consented to in writing by Tenant. Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant the right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

         20.9 Memorandum of Lease. Neither Landlord nor Tenant shall record this Agreement. However, Landlord and Tenant shall promptly, upon the request of the other, enter into a short form memorandum of this Agreement, in form suitable for recording under the laws of the State in which reference to this Agreement, and all options contained herein, shall be made. The parties shall share equally all costs and expenses of recording such memorandum.

         20.10 Notices.

                  (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                  (c) All such notices shall be addressed,

         if to Landlord to:


         with a copy to:


         with a copy to:


         if to Tenant to:


         with a copy to:


         with a copy to:

                  (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         20.11 Construction; Nonrecourse. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by all the parties thereto. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Tenant or Landlord under this Agreement. Except as otherwise set forth in this Agreement, any obligations arising prior to the expiration or sooner termination of this Agreement of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement; provided, however, that each party shall be required to give the other Notice of any such surviving and unsatisfied obligations within one year after the expiration or sooner termination of this Agreement. Nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations and no such liabilities or obligations shall be imposed on any of the shareholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Landlord or Tenant for the payment or performance of the obligations or liabilities of Landlord or Tenant hereunder. Further, in the event Landlord shall be in default under this Agreement, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Leased Property.

         20.12 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         20.13 Applicable Law, Etc. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State applicable to contracts between residents of the State which are to be performed entirely within the State, regardless of (a) where this Agreement is executed or delivered; or (b) where any payment or other performance required by this Agreement is made or required to be made; or (c) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or
(d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State; or (g) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         20.14 Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         20.15 Disclosure of Information.

                  (a) The parties hereto agree that the matters set forth in this Agreement and any revenue, expense, net profit, room rate and occupancy information provided on a hotel by hotel basis are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any Person that is not an Affiliated Person as to any party (including the press) without the prior written consent of the other party, except as may be required by law and as may be reasonably necessary to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Hotel, or, subject to the restrictions of Section 22.15(c) relative to the contents of any Prospectus, in connection with a Landlord financing, a sale of the Hotel, or a sale of a Controlling Interest in Landlord, or Tenant.

                  (b) The  obligations of Tenant and Landlord  contained in this
         Section 22.15 shall survive the expiration or earlier termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.


                                   "LANDLORD"

                                    By:

                                         By:____________________________


                                    "TENANT"

                                     By:________________________________